News Release

FOR IMMEDIATE RELEASE

Berry Global Group, Inc. Announces Acquisition of Laddawn, Inc.

Provides an e-Commerce channel with proven web and mobile sales platforms for stock and custom products

EVANSVILLE, Ind. – August 27, 2018 – Berry Global Group, Inc. ("Berry") (NYSE: BERY), today announced that it has completed the acquisition of Laddawn, Inc., ("Laddawn").  Laddawn is a manufacturer of blown polyethylene bags and films with a unique-to-industry e-Commerce sales platform at www.Laddawn.com.  Laddawn has a proven track record in delivering strong organic growth generating over $145 million of net sales for the twelve months ended July 31, 2018.  Laddawn has 380 employees with five manufacturing sites spread across the United States.

"We are extremely excited with what Laddawn's proven web and mobile sales platforms will bring to our Engineered Materials portfolio, as well as, the possibility to expand these platforms to include other Berry products," said Tom Salmon, Chairman and CEO of Berry.  "We believe Laddawn's highly-technical online capabilities will support immediate growth, via this e-Commerce platform, to assist in quicker customer response times and small order fulfillments for the faster growing small and medium sized customer base.  The combined Laddawn and Berry custom film product portfolio will provide a vast range of product offerings to thousands of valued customers further strengthening our core films business."

About Berry
Berry Global Group, Inc. (NYSE:BERY), headquartered in Evansville, Indiana, is committed to its mission of 'Always Advancing to Protect What's Important,' and proudly partners with its customers to provide them with value-added protective solutions.  The Company is a leading global supplier of a broad range of innovative non-woven, flexible, and rigid products used every day within consumer and industrial end markets.  Berry, a Fortune 500 company, generated $7.1 billion of sales in fiscal 2017.  For additional information, visit Berry's website at www.BerryGlobal.com.

Forward-Looking Statements
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered "forward looking" and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "would," "could," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," "outlook," or "looking forward," or similar expressions that relate to our strategy, plans or intentions.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management team, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under "Risk Factors" and elsewhere in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including, without limitation, in conjunction with the forward-looking statements included in this release.  Accordingly, readers should not place undue reliance on those statements.  All forward-looking statements are based upon information available to us on the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Dustin Stilwell
812.306.2964
IR@BerryGlobal.com

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